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                                                                   EXHIBIT 10.27



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                          ACQUISITION AGREEMENT BETWEEN

                     FIRST FARMERS AND MERCHANTS CORPORATION

                               AND COMMUNITY BANK

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                                                                  EXECUTION COPY

                              ACQUISITION AGREEMENT

This Acquisition Agreement (the "Agreement") is made and entered into as of the 21st day of December, 2001, by and among First Farmers and Merchants Corporation., a Tennessee corporation (the "Company") and its wholly-owned subsidiary, First Farmers and Merchants National Bank of Columbia, a national banking association (the "Purchaser"), Community Bank, an Alabama banking corporation (the "Seller") and Community Bancshares, Inc., a Delaware corporation ("CBI").

                              W 1 T N E S S E T H:

         The Seller has offered for sale its branch offices located at (i) 302 South 2nd Street, Pulaski, Tennessee and (ii) 1700 West College Street, Pulaski, Tennessee (the "Branches") together with substantially all of the deposit and Loan business of such Branches.

         The Purchaser has received information regarding the Branches and has offered to purchase substantially all of the assets and liabilities of the Branches on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         1.01 Definitions. The following terms used in this Agreement shall have the meanings specified below:

                  (a) "Core Deposits" means all deposits maintained at the Branches, exclusive of deposits represented by certificates of deposit in denominations of $100,000 or more.

                  (b) "Available Core Deposit Base" means the daily average total Core Deposit balances, as indicated by the general ledger books of account of the Branches for the approximately 30-day period immediately preceding the date of Closing.

                  (c) "Closing" means the closing of the purchase of the assets and the assumption of the liabilities of the Branches as provided herein.

                  (d) "Information Statement" means the Information pertaining to the Branches prepared and delivered to the Purchaser by the Seller in November 2001, the receipt of which is acknowledged.

                  (e) "Loan" means each loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and other interest-bearing assets) to which Seller is a party and which are on the Branches' books at Closing.


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                                   ARTICLE II
                                 SALE OF ASSETS

         2.01 Assets Sold. On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall transfer, convey, assign and deliver to the Purchaser and the Purchaser shall purchase and receive from the Seller, the following assets, properties and rights (the "Purchased Assets"):

                  (a) all Loans on the Branches' books at Closing at their respective then outstanding principal amounts, together with accrued interest thereon; provided, however, that in the event Purchaser's due diligence review of such Loans reveals that certain of the Loans are undesirable to Purchaser, Purchaser and Seller agree to negotiate a mutually agreeable adjustment to the purchase price for such undesirable Loans;

                  (b) all of the Seller's rights and title to the real property and improvements located thereon owned or leased by the Seller with respect to the Branches, with any owned real property and improvements to be purchased at the fully depreciated net book value thereof (set forth on Exhibit 8.03) and any leased real property and improvements being transferred to Purchaser by a valid assignment of such lease(s) and an assumption by Purchaser of the obligations thereunder;

                  (c)      all cash on hand at the Branches at Closing;

                  (d) the furniture, fixtures and equipment and any replacements thereof or repairs thereto (together with any manufacturer's warranties or maintenance or service agreements thereon which are in effect and are assignable) located in the Branches (exclusive of those items referred to in
Section 2.03 of this Agreement), whether leased or owned as identified on
Exhibit 8.04, with owned property being purchased at the fully depreciated net book value thereof (set forth in Exhibit 8.04) and any leased property being transferred to Purchaser by a valid assignment of such lease(s) and an assumption by Purchaser of the obligations thereunder;

                  (e) all rights to the extent assignable in, to and under any vendor single interest insurance or other insurance on collateral transferred to the Purchaser with the Loans;

                  (f) any unearned credit life insurance or debt cancellation premiums under the control of the Seller with respect to Loans sold to the Purchaser hereunder;

                  (g) all agreements, contracts, files (written or electronic), ledgers, or other documents relating to any of the foregoing; and

                  (h) all real property categorized on the books of the Branches as "other real estate" at a mutually agreeable price to be negotiated by Seller and Purchaser following the completion of Seller's due diligence review of the Branches.

         2.02 Value of Equipment and Additions. The Seller represents and warrants that the net book value of the furniture, fixtures and equipment of the Branches on Seller's books (excluding the items


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listed in Section 2.03 of this Agreement) is as set forth in Exhibits 8.03 and
8.04 as of the date of the Information Statement.

         2.03 Assets Not Sold. The following are expressly excluded from the Purchased Assets:

                  (a)      the Seller's signs and logos; and

                  (b) the Seller's proprietarily marked stationery, forms, labels, shipping material, brochures, advertising material and similar property; provided, however, it is the intention of the parties, that items not bearing proprietary marks and which are necessary or useful in operating the Branches during the first days after Closing not be removed.

         2.04 Documents of Transfer. The sale, transfer, assignment and delivery of the Purchased Assets pursuant to this Article II shall be effected by general warranty deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance sufficient to convey title as agreed hereunder and satisfactory in form and substance to counsel for the Seller and the Purchaser. At the Closing, the Seller will give the Purchaser possession and control of the Purchased Assets and assumed liabilities and will deliver to the Purchaser all keys, combinations, codes and other necessary access devices relating to the Branches, the Purchased Assets and the assumed liabilities. At Closing, the Seller will deliver to the Purchaser originals of the promissory notes, security agreements, and related agreements or information relating to or evidencing all Loans purchased, to the extent these exist, and otherwise will deliver the best copies available.

         2.05 Removal of Assets Not Sold. As soon as reasonably possible following the Closing, but no later than one week following Closing (unless otherwise agreed by Purchaser), the Seller will remove all of its personal property referred to in Section 2.03 of this Agreement; provided, however, the Seller shall coordinate with the Purchaser to have the Seller's signs and logos removed from the Branches at Closing. The Seller shall remove all such signs, logos and equipment at its own cost and in a manner that will not damage the premises or improvements or unduly disturb operations.

         2.06 Title to Real Property and Leases. The Seller shall provide the Purchaser with originals or copies of all deeds and leases with respect to the Branches' real property and improvements, and all real estate records to the extent held by the Seller relating to the Branches.

         2.07 Breaches with Third Parties. Nothing in this Agreement shall constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or would in any way affect the rights of the Seller thereunder so that Purchaser would not in fact receive all such rights. The Seller will cooperate with the Purchaser in any arrangement desired to provide Purchaser with the benefits under any such claims, contracts, licenses, leases, commitments, sales or purchase orders, including enforcement at the cost of Seller for the benefit of the Purchaser of any and all rights of the Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Seller shall obtain at its sole cost and expense evidence satisfactory to the Purchaser of transfer or assignment to the Purchaser of any such property or property rights or any contract or agreement which shall require the consent or approval of any third party, or shall provide the


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Purchaser with alternative arrangements with respect to such matters that are satisfactory to Purchaser. The provisions of this Section 2.07 shall not apply to title to any real property, lease of, or to any other interest in, real property, to deposit obligations or to Loans conveyed under this Agreement.

         2.08 Payments and Information Received After Closing. The Seller agrees to forward promptly to the Purchaser:

                  (a) any payments (properly endorsed without recourse as necessary) which are received by the Seller on or after the date of Closing that relate in any way to the Loans being purchased by the Purchaser hereunder, together with sufficient information so that any such payments may be properly applied to the extent such information is available to the Seller; and

                  (b) any notices or other correspondence received on or after the date of Closing that relate in any way to the Loans purchased or to other Purchased Assets.

                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

         3.01 Liabilities Assumed. At the Closing the Purchaser shall assume and agree to pay and discharge only those specific existing liabilities of the Branches described in Exhibit 3.01 hereto (the "Assumed Liabilities"). No assurance is given by the Seller that the Branches' present deposit customers will become or continue to be customers of the Purchaser, the same being at the sole discretion of such customers.

         3.02 Liabilities Not Assumed. Except for those liabilities specifically assumed by the Purchaser under Section 3.01 above, the Purchaser is not assuming any other liabilities or obligations of the Seller, including, but not limited to the following:

                  (a) cashier's checks, money orders, interest checks, official checks, drafts and expense checks issued by the Seller prior to Closing;

                  (b) all liabilities and obligations arising from or connected with the Branches relating to circumstances arising or existing prior to the Closing; and

                  (c) all liabilities and obligations of the Seller for fees, commissions, costs and expenses incurred by the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, legal, consulting, accounting and appraisal fees and expenses.

         3.03 Documentation of Assumption. At Closing the Purchaser shall deliver to the Seller an undertaking, satisfactory in form and substance to counsel for the Seller, under which the Purchaser will assume and agree to perform, discharge and pay the obligations and liabilities assumed by the Purchaser pursuant to this Agreement. An acceptable form of such undertaking is attached as Exhibit 3.03 hereto and made a part hereof.


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         3.04     Assumption Subject to Certain Terms. The liabilities being assumed by the Purchaser pursuant to this Article shall be assumed subject to the terms and conditions of the contracts of deposit and other written agreements relating thereto and the laws, rules and regulations applicable thereto.

         3.05 Payment of Items by Seller After Closing. If, subsequent to the assumption of liabilities pursuant to this Article, the Seller shall properly honor any valid check or withdrawal on a deposit assumed by Purchaser ("Transferred Account"), then in that event the Purchaser shall pay the Seller any monies so paid by the Seller to or for the benefit of such Transferred Account, if there are sufficient available collected funds in such Transferred Account to fully pay such check or item.

         3.06 Payment of Items by Purchaser After Closing. The Purchaser agrees that after Closing it will pay all properly payable checks, drafts and withdrawal orders drawn by the parties to the Transferred Accounts if the available collected balance of each Transferred Account is sufficient to permit the payment thereof.

         3.07     Transfer of Credits by Seller; Information Received After
Closing.

                  (a) The Seller agrees to transfer to the Purchaser any deposits accepted by it after the date of Closing for credit to Transferred Accounts, however the Seller shall be under no obligation to accept such deposits or for any claims resulting from such procedure.

                  (b) Any notices or correspondence received by the Seller on or after the Closing with respect to any liabilities assumed by the Purchaser hereunder will be sent promptly to the Purchaser.

         3.08 Safe Deposit Boxes. The keys, contracts, signature cards and other material or equipment related to safe deposit boxes located in the Branches, together with such boxes which shall contain all contents thereof, shall be delivered by the Seller to the Purchaser at Closing. Safe deposit box rentals collected by the Seller prior to the Closing shall be prorated between the Seller and the Purchaser at Closing.

         3.09 Seller Not Liable to Pay. In the event any deposit customer holding a Transferred Account shall demand payment from the Seller for all or any part of any deposit liabilities assumed by the Purchaser with respect to the Transferred Account, the Seller shall not be liable or responsible for making such payment, and the Purchaser shall defend, indemnify and hold the Seller harmless from and against any and all claims, demands and actions by all such deposit customers for such payments or liabilities.

         3.10 Purchaser Responsible for Returned Items. The Purchaser agrees to pay promptly to the Seller an amount equal to the amount of any checks, drafts or withdrawal orders credited to a Transferred Account as of the Closing date which are returned to the Seller after the Closing date.

         3.11 Credit Life Insurance Refunds. Seller and Purchaser shall negotiate a mutually acceptable agreement with respect to the liabilities for refunding unearned credit life insurance premiums.


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                                   ARTICLE IV
                               ASSUMPTION OF RISKS

         4.01 Insurance Policies. Effective immediately upon the time of Closing, the Seller will discontinue any casualty and public liability insurance coverage maintained with respect to the premises of the Branches. The Purchaser shall be solely responsible for all casualty losses and liability claims arising from the premises of the Branches after the time of Closing. Nothing in this
Section 4.01 shall be construed or deemed to require the Purchaser to insure the furniture, fixtures or equipment of the Seller which may not be removed from the Branches at Closing, and the Seller shall solely bear all risk of loss to such property following Closing.

         4.02 Safe Deposit Boxes. Immediately upon the time of Closing, the Purchaser shall assume all risks arising after the Closing with respect to granting access to and protecting the contents of the safe deposit boxes located at the Branches.

         4.03 Security of Persons and Property Immediately upon the time of the Closing, the Seller will discontinue providing any security for persons and property provided by the Seller prior to Closing. Nothing contained herein shall be construed to require the Seller to remove any of its security equipment not being sold to Purchaser until such time as the Seller can reasonably remove or arrange for the removal of such security equipment without interrupting the Purchaser's business or the security of the premises of the Branches. The risk of loss of such equipment shall be borne by the Seller.

                                    ARTICLE V
                                   SETTLEMENT

         5.01 Settlement. The amount of cash to be received or paid by Purchaser at Closing shall be calculated under the formula set forth the Settlement Statement attached hereto as Exhibit 5.01 and incorporated herein by reference. The Purchased Assets to be transferred at Closing shall be valued as provided in Article II of this Agreement. The premium to be paid by Purchaser to Seller shall be based upon the Available Core Deposit Base as determined in
Section 1.01(b) hereof. The premium due from the Purchaser to the Seller shall equal seven percent (7%) of the Available Core Deposit Base.

         At Closing, the Seller shall deliver to the Purchaser a copy, certified by a duly authorized officer of the Seller, of such Settlement Statement, which sets forth the computation of the cash payable to or due from the Purchaser at Closing, and upon acceptance by the Purchaser, the Seller or the Purchaser, as the case may be, shall pay said amount to the other at Closing.

         5.02 Post-Closing Adjustments to Purchase Price. Within five (5) business days following the date of Closing, the Seller shall, based upon its general ledger and other books and records, recalculate the amount of cash to be received or paid by the Purchaser as of the Closing date using the Final Settlement Statement attached hereto as Exhibit 5.02 and incorporated herein by reference, and the amount of cash to be received or paid by the Purchaser shall be adjusted and paid, by the Seller or the Purchaser, as the case may be as provided in such Exhibit 5.02.


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         5.03     Casualty and Other Losses Prior to Closing. If the buildings in which the Branches are located or any other improvements with respect to the Branches shall be damaged by fire or other casualty, whether insured or uninsured, and shall not be repaired or restored to its original condition prior to the Closing, the Purchaser may terminate this agreement without further liability or require Seller to promptly assign or pay over to Purchaser any insurance proceeds covering such facility and its contents.

         5.04 Pro Rata Adjustments of Expenses. All property taxes, rents and utility payments, and all similar expenses itemized in a writing delivered by the Seller to Purchaser a reasonable time before Closing relating to the ownership and operation of the Branches, and the Federal Deposit Insurance Corporation ("FDIC") insurance premiums relating to Transferred Accounts, shall be prorated between the parties as of the date of Closing.

                                   ARTICLE VI
                                    EMPLOYEES

         6.01 Transfer of Certain. Employees. Effective at Closing, the Seller will terminate the employment of all employees assigned to the Branches, and such employees will become "at will" employees of the Purchaser under such terms as may be established by Purchaser in its sole discretion, except as otherwise expressly provided in Section 6.03 below. The Seller and the Purchaser shall mutually agree upon any additions to or replacements of staff after the date of this Agreement through Closing, and Seller shall not employ any employees at the Branches during such time other than on an "at will" basis.

         6.02 Re-Employment Restriction. The Seller agrees that for a period of one year following the Closing it shall not solicit the employment of any of its former employees who transfer to the Purchaser at Closing.

         6.03 Benefits. Each employee of Seller who transfers to the Purchaser will receive the same pension, profit sharing, insurance, vacation, sick leave and other benefits as comparable employees of Purchaser. Purchaser shall give each of Seller's employees who transfer to Purchaser credit for service with Seller for purposes of any vacation or sick leave policy, and for purposes of determining vesting (but not eligibility or benefit accrual) under Purchaser's profit sharing plan.

         6.04 Responsibility for Employees Transferring. With respect to all employees of the Branches transferring to the Purchaser, the Seller will be responsible for all salaries, wages and benefits payable to such employees during employment by the Seller up to Closing.

         6.05 Employee Information. The Seller shall provide the Purchaser at times the Purchaser may deem necessary such records and information regarding such transferred employees' service with the Seller as the Purchaser may reasonably need for purposes of the Purchaser's employment and benefits program records including the complete personnel file on each transferring employee. The Purchaser and the Seller agree to assist each other by providing the employee information needed to open and close employee files on those employees transferred. The Seller reserves the right to obtain the employee's prior consent to release information which in the Seller's sole discretion, the Seller


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believes should not be released to the Purchaser without the employee's prior consent. Should information be withheld, the Seller must advise the Purchaser of such prior to Closing.

                                   ARTICLE VII
                        ACCESS TO PROPERTIES AND RECORDS

         7.01 Access and Confidential Treatment. From and after the date of this Agreement, the Seller shall permit the Purchaser's agents and representatives full access, during normal business hours and upon reasonable notice, to all assets, properties, books, records (except employee records and information excluded by Section 6.05 hereof), agreements and commitments of the Seller relating to the Branches, and the Seller shall furnish representatives of the Purchaser during such period with all such information concerning the affairs of the Branches as the Purchaser may reasonably request. The Purchaser will hold in strict confidence all documents and information concerning the Seller so furnished that is not in the public domain and will not publicly disclose such documents or information except to its attorneys, accountants, or other advisers, to regulatory and self-regulatory authorities, or as required by law or pursuant to legal process (in which case it will seek to obtain confidentiality orders protecting such documents and information). If the transactions contemplated by this Agreement are not consummated, all such documents and information shall promptly be returned to the Seller. Nothing in this Section 7.01 shall be deemed to require Seller to breach any obligation of confidentiality if the same is itself disclosed to Purchaser, or to reveal any proprietary information, trade secrets or marketing or strategic plans.

         7.02 Recordkeeping and Access Following Closing. The Purchaser will preserve and safely keep, for as long as may be required by applicable law, all of the files, books of account and records delivered to the Purchaser through Closing related to the Branches for the joint benefit of itself and the Seller, and shall permit the Seller or its representatives, for proper purposes, at any reasonable time and at Seller's expense, to inspect, make extracts from or copies of, any such files, books of account or records as the Seller shall deem reasonably necessary for the Seller's legitimate business purposes. The Seller will not use such documents or information for the purpose of competing with the Purchaser.

                                  ARTICLE VIII
                     SELLER'S REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Purchaser as follows:

         8.01 Corporate Organization. The Seller is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Alabama.

         8.02 Corporate Authority. The Seller has full corporate right, power, capacity and authority validly to enter into and to perform this Agreement and the transactions contemplated by this Agreement, and to sell, transfer, assign and deliver the Purchased Assets referred to in Article II. The execution, delivery and performance of this Agreement, and the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action, and this Agreement is binding and enforceable against the Seller in accordance with its terms.


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         8.03     Title to or Right to Occupy Real Estate. Exhibit 8.03
describes all real estate, improvements, and any related rights owned, leased, or otherwise held by Seller with respect to the Branches, and with respect to owned property, the fully depreciated net book value thereof. Seller (a) has and at Closing will have indefeasible fee simple title to, and owns and at Closing will be the sole owner of all the real property to be purchased by Purchaser pursuant to Article II, subject to no mortgage, pledge, lien, security interest, tenant leases, participation, charge, encumbrance or conditional sale of other title retention agreement except for real estate taxes not yet due and payable, restrictions, easements and rights of way of record, and (b) is and at Closing will be the sole lessee with respect to the leases to be assigned to Purchaser pursuant to said Article II, with the right to convey to Purchaser the leasehold interest therein so as to assure that Purchaser shall have the full, exclusive and peaceful possession of such leasehold interest. All real estate and fixtures will at the time of Closing be in good operating condition and repair, subject only to ordinary wear and tear, and will otherwise be received in "AS IS" condition with no other warranties by Seller as to their condition or future performance, except those warranties related to title.

         8.04 Condition of Personal Property. Exhibit 8.04 sets forth by category or item all of the tangible personal property owned or leased (identified as such) which is used or useful in connection with the operation of the Branches, with the fully depreciated net book value of owned property being also set fort on Exhibit 8.04. The tangible personal property included in the Purchased Assets is, and at the Closing will be, in good operating condition and repair, subject only to ordinary wear and tear and will otherwise be received in "AS IS" condition with no other warranties by Seller as to its condition or future performance, except those warranties relating to title.

         8.05 Status of Loans. (a) Exhibit 8.05 sets forth (i) all of the Loans of Seller that as of November 30, 2001, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Seller that as of November 30, 2001, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category.

                  (b)      With respect to each Loan within the Purchased
Assets: the Loan complies in all material RESPECTS with all applicable laws and is a valid loan enforceable in accordance with its terms; the Seller is the sole owner thereof, no participation therein having been sold; the Loan is not pledged or encumbered; the principal balance of the Loan as shown on the Seller's books and records is true and correct as of the last date shown thereon; all purported signatures on and executions of any document in connection with such Loan are genuine and authorized; all loan documentation has been actually signed or executed by all necessary parties; the Seller has and will transfer to Purchaser, custody of all documents, or microfilm or photocopy records thereof related to such Loan and there are no other written or unwritten agreements, understandings, or other arrangements with respect to such Loan; provided, however, that all Loans (and any notes, other evidences of indebtedness or security agreements associated therewith) transferred at Closing by the Seller to the Purchaser are transferred without recourse and without any other warranties or representations as to the collectibility of any such Loans, the value of the collateral securing same or the creditworthiness of any of the makers, guarantors or other obligors thereof.


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         8.06     No Violations. Subject to receipt of all necessary corporate and regulatory approvals, the execution, delivery and performance of this Agreement and the transactions contemplated herein do not and will not violate any provisions of law to which the Seller is subject and do not and will not conflict with or result in the violation or breach of any condition or provision of, or constitute a default under, any contract, right, lease, pledge, lien, security interest, instrument, indenture, mortgage, charge, encumbrance, agreement, order, writ, injunction, decree or judgment to which the Seller is a party or which is binding on Seller or to which any of the property or assets of Seller is subject. Except as disclosed on Exhibit 8.06, no consent, license, approval or authorization of or designation, declaration or filing with any governmental authority or other person or entity is required on the part of Seller. The Seller is not in default under any lease, agreement, contract, commitment or other obligation or asset which the Purchaser is assuming or which affects the property rights being transferred hereunder to the Purchaser.

         8.07 Limitations of Warranties. Except as may be expressly represented or warranted in this Agreement or in any document of transfer, the Seller makes no representations or warranties whatsoever with regard to any Purchased Asset being transferred to Purchaser, any liability or obligation being assumed by the Purchaser or as to any other matter or transaction contemplated by this Agreement.

         8.08.    Legal Proceedings.

                  (a) Except as set forth in Exhibit 8.08, Seller is not a party to any, and there are no pending or, to Seller's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller relating in any way to the Branches, the Loans, the other Purchased Assets and Assumed Liabilities, or challenging the validity or propriety of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Exhibit 8.08, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Seller or the assets of Seller.

         8.09. No Fiduciary Accounts. Other than individual retirement accounts ("IRA's") for which Seller may act as custodian, Seller has no persons or accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

         8.10.    Environmental Matters. Except as set forth in Exhibit 8.10:

                  (a) Seller, and to the knowledge of Seller, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Seller, threatened, before any governmental entity or other forum in which Seller, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a


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defendant (x) for alleged noncompliance (including by any predecessor) with any
Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Seller, any Participation Facility or any Loan Property;

                  (c) To the knowledge of Seller, during the period of (x) Seller's ownership or operation of any of their respective current or former properties, (y) Seller's participation in the management of any Participation Facility, or (z) Seller's interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Seller, prior to the period of (x) Seller's ownership or operation of current or former properties, (y) Seller's participation in the management of any Participation Facility, or (z) Seller's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d)      The following definitions apply for purposes of this
Section: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which Seller holds a security interest which security interest will be transferred to Purchaser pursuant to this Agreement, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which Seller participates in the management and, where required by the context, said term means the owner or operator of such property.

                                   ARTICLE IX
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Seller as follows:

         9.01 Corporate Organization. The Purchaser is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and qualified to do business in the State of Tennessee.

         9.02 Corporate Authority. Subject to approval by the Comptroller of the Currency, the Purchaser has full corporate right, power, capacity and authority validly to enter into and to perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been, or will be prior to Closing, duly and validly authorized by all requisite corporate action and this Agreement is binding and enforceable against the Purchaser in accordance with its terms.

         9.03 No Violations. Subject to the conditions set forth in Article XII below, the execution, delivery and performance of this Agreement and the transactions contemplated herein do not and will not violate any provision of law to which the Purchaser or the Company is subject and do not and will not conflict with or result in the violation or breach of any condition or provision of, or constitute a default under, any contract, right, lease, pledge, lien, security interest, instrument, indenture, mortgage, charge, encumbrance, agreement, order, writ, injunction, decree or judgment to which the Purchaser or the Company is a party or which is binding on the Purchaser or the Company or to which any of the property or assets of Purchaser or the Company is subject. Except as set forth in


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Article XII, no consent, license, approval or authorization of or designation, declaration or filing with any governmental authority or other person or entity is required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein.

         9.04 Regulatory Approvals. The Purchaser will promptly apply for and in good faith diligently and expeditiously pursue all required regulatory approvals that it needs to consummate the transactions contemplated hereby.

         9.05 Consents of Third Parties. In addition to obtaining the requisite regulatory approvals, the Purchaser shall use its best efforts to obtain and preserve any consents or approvals of third parties necessary, appropriate or expedient to the consummation of the purchase of the Branches, including, but not limited to, those consents of its lenders.

         9.06. Legal Proceedings. Except as set forth in Exhibit 9.06, Purchaser is not a party to any, and there are no pending or, to Purchaser's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement.

                                    ARTICLE X
                        ADDITIONAL UNDERTAKINGS OF SELLER

         10.01 Conduct of Business Pending Closing. The Seller agrees that from the date of this Agreement to the date of Closing, it will:

                  (a) use its reasonable best efforts to maintain the operations of the Branches as presently conducted, and avoid any act that would materially and adversely affect the amount or value of the Purchased Assets or the liabilities being assumed;

                  (b) operate the business of the Branches only in the ordinary and usual manner, provide the same services and hours of operation as is now being provided by such Branches, and use all reasonable efforts to preserve intact its present business organization, to keep available the services of its present employees and to preserve its relations with customers having business dealings with the Branches, except as expressly provided in
Section 3.01 hereof;

                  (c) maintain fire, casualty, and extended coverage insurance for the benefit of the Seller and Purchaser, as their interests may appear, on the Branches and the Purchased Assets in reasonable amounts not less than that presently held;

                  (d) maintain its books of account and records concerning the Branches in the ordinary and usual manner, in accordance with generally accepted accounting principles applied on a basis consistent with prior years; and

                  (e) not take any action which would cause any representation or warranty made herein to be untrue at the date of Closing.


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

         10.02 Documentation Delivered at Closing and Further Assurances. At the Closing, the Seller shall transfer, assign and deliver to the Purchaser all original (to the extent these exist and are held by the Seller) and other records, books, papers, documents, instruments, collateral in its possession and agreements of Seller relating to the Purchased Assets and the liabilities being assumed by the Purchaser hereunder, including but not limited to, signature cards, stop payment orders, contracts, deposit slips, canceled checks, withdrawal orders and records of accounts which may be requested by the Purchaser prior to Closing.. The Seller agrees that it will, at the Closing and at any time and from time to time after the Closing, upon the Purchaser's request do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required to complete the process of assigning, transferring, granting, conveying, assuring and confirming to Purchaser, any and all of the Purchased Assets and liabilities purchased and assumed by the Purchaser hereunder and the performance of any or all obligations of the Seller hereunder.

         10.03 Non-Solicitation of Business. The Seller and its subsidiaries and affiliates will not, for a period of two years after the Closing, (i) directly indirectly develop, own, or operate any physical location offering financial services or products within a 25 mile radius of the Branches (except for any currently operating locations of Seller, its subsidiaries or affiliates), or (ii) directly compete for or solicit any Transferred Accounts or any Loans sold hereunder, but the Seller shall be entitled to conduct mass mailings, statement stuffers and mailings to persons holding accounts with the Seller outside the Branches or having other relations with the Seller's other offices, and newspaper, radio, television, billboards and other advertisements of a general nature. This subsection shall not apply to those deposits and Loans not transferred to the Purchaser at Closing and the restrictions on the Seller contained in this section are intended to apply only to the deposits and loan business that the Seller's customers would normally be expected to conduct at the Branches and within the Pulaski community.

         10.04 Notice to Customers of Sale of Branches. To the extent required by law or otherwise agreed upon by the parties, the Seller and the Purchaser shall jointly notify the customers of the Branches affected by the transaction of the pending transfer of their deposit account, Loan or safe deposit box to the Purchaser.

         10.05 Conversion of Transferred Accounts. The Seller agrees to cooperate with the conversion of the customer asset and liability accounts in an orderly and expeditious fashion, and to provide reasonable appropriate support to the Purchaser for the timely conversion of such accounts, and related data processing, computer, customer research and information conversions.

         10.06 Post-Conversion Processing . After conversion of all accounts to Purchaser's processing systems, as between Seller and Purchaser, the Seller shall be and have the rights and obligations of a "Collecting Bank" or "Intermediary Bank" under Article 4 of the Uniform Commercial Code as adopted in Alabama (Code of Alabama, 1975, Sections 7-4-101 et. seq.) , with respect to items drawn on Transferred Accounts received by it for processing. Items received for processing against the Transferred Accounts shall be grouped and delivered to Purchaser within the time limits provided by the Alabama Uniform Commercial Code in a special cash letter separately identified as "Transferred Accounts Cash Letter". The Purchaser shall indemnify the Seller against all claims, suits, damages or losses and expenses (including reasonable attorneys' fees) arising out of any claim by an owner of a Transferred Account that the Seller is the "Payor Bank" with respect to such items.


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

         10.07 Diligence and Good Faith. The Seller will diligently and expeditiously:

                  (a) proceed in good faith in seeking the satisfaction of all conditions set forth in Article XII below (except the conditions set forth in Section 12.06); and

                  (b) cooperate in good faith with the Purchaser in its seeking the satisfaction of all conditions set forth in Article XIII below.

         10.08 Indemnity. Seller and CBI hereby jointly and severally agree to indemnify and hold harmless Purchaser and its officers, directors, employees, affiliates, and assigns (each a "Purchaser Indemnitee") against, from and in respect of:

                           (i) Any damage, expense or deficiency resulting from any default, misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser pursuant to this Agreement.

                           (ii) Any liability of Seller except the Assumed Liabilities

                           (iii) Any and all expenses (including reasonable attorney fees), obligations, assessments, suits, actions, proceedings, claims or demands resulting from or in connection with any claim, liability, or obligation asserted against any Purchaser Indemnitee arising out of Seller's operations or arising out of Seller's ownership of the Branches. Seller agrees promptly to advance to any Purchaser Indemnitee, on demand, any expenses, attorney's fees and disbursements incurred by any Purchaser Indemnitee, in respect of any liability, obligation, or claim to which the foregoing indemnity by Seller relates.

                           (iv) Any environmental, health, and safety liabilities arising out of or relating to: (a) the ownership, operation, or condition at any time on or prior to the Closing Date of the Branches or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Seller has or had an interest, or (b) any Hazardous Materials or other contaminants affecting the Purchased Assets.

                           (v) Any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any person, including any employee or former employee of Seller or any other person for whose conduct any Purchaser Indemnitee is or may be held responsible, in any way arising from or allegedly arising from any hazardous activity conducted or allegedly conducted with respect to the Branches or the operation of the Branches prior to the Closing Date.

                           (vi) Notwithstanding any other provision of this Agreement to the contrary, Purchaser and Seller will cooperate with respect to any environmental cleanup and any related proceeding with respect to which indemnity may be sought under this Section.


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

                                   ARTICLE XI
                      ADDITIONAL UNDERTAKINGS OF PURCHASER

         11.01 Purchaser's Contact with Customers. The Purchaser and the Seller, as and to the extent provided in Section 10.04, may jointly notify the customers of the Branches of the pending transfer of their deposit account, Loan or safe deposit box to the Purchaser. The Purchaser agrees that any notices, letters or other material which the Purchaser wishes to send or give to customers of the Branches prior to Closing shall be approved by the Seller in advance, which approval shall not be unreasonably withheld. The Purchaser shall also provide all customers whose accounts are transferring all necessary checkbooks, check order forms, passbooks, loan coupon books and other materials bearing the name of the Purchaser which shall be available for use by customers of the Branches immediately after the Closing. The Purchaser shall also direct each transferring customer that, effective as of Closing, such customers should no longer use and should destroy all checkbooks and check order forms of the Seller pertaining to accounts at the Branches transferred to the Seller. Except, and only to the extent and manner specifically permitted hereby, the Purchaser shall not contact, or solicit the Loan and deposit business of any customers of the Branches prior to the Closing.

         11.02 Safe Deposit Box and Night Depository Business. The Purchaser shall assume and discharge from and after the time of Closing, the duties and obligations of the Seller with respect to the Branches' safe deposit box and night depository business. The Purchaser shall maintain all necessary facilities for the use of such boxes by the renters thereof and night deposit facilities by the users thereof, during the period for which such persons have paid rent therefor in advance to the Seller, subject to the provisions of the written rental and night depository agreements between the Seller and the respective renters of such boxes or users of such night depository facilities delivered to the Purchaser.

         11.03 Use of Names, Trademarks, Etc. The Purchaser will not, upon and after the Closing, use the name "Community Bank" or any of the Seller's trade names, trademarks or service marks for products or services, or any variation of any such names or marks, nor shall the Purchaser use any name or marks similar to such names or marks so as to infringe on any protection afforded thereto under Federal, state or local statutes, laws, rules or regulations or common law, or which would be misleading or confusingly similar to such names.

         11.04 Diligence and Good Faith. The Purchaser will diligently and expeditiously:

                  (a) proceed in good faith in seeking the satisfaction of all conditions set forth in Section 12.06 and in Article XIII below; and

                  (b) cooperate in good faith with the Seller in its seeking the satisfaction of all conditions set forth in Article XII below (except those conditions set forth in Section 12.06).

         11.05 Indemnity. Purchaser and the Company hereby jointly and severally agree to indemnify and hold harmless Seller and its officers, directors, employees, affiliates, and assigns (each a " Seller Indemnitee") against, from and in respect of:

                  (i) Any damage, expense or deficiency resulting from any default, misrepresentation, breach


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
         of warranty, or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller pursuant to this Agreement.

                  (ii) Any and all expenses (including reasonable attorney fees), obligations, assessments, suits, actions, proceedings, claims or demands resulting from or in connection with any claim, liability, or obligation asserted against any Seller Indemnitee arising out of Purchaser's operations or arising out of Purchaser's ownership of the Branches after the Closing Date. Purchaser agrees promptly to advance to any Seller Indemnitee, on demand, any expenses, attorney's fees and disbursements incurred by any Seller Indemnitee, in respect of any liability, obligation, or claim to which the foregoing indemnity by Purchaser relates.

                  (iii) Any environmental, health, and safety liabilities arising out of or relating to: (a) the ownership, operation, or condition at any time after the Closing Date of the Branches or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) which are transferred to Purchaser pursuant to this Agreement or (b) any Hazardous Materials or other contaminants affecting the Purchased Assets after the Closing Date.

                  (iv) Any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any person, including any employee or former employee of Seller or any other person for whose conduct any Seller Indemnitee is or may be held responsible, in any way arising from or allegedly arising from any hazardous activity conducted or allegedly conducted with respect to the Branches or the operation of the Branches after the Closing Date.

                                   ARTICLE XII
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

The obligations of the Purchaser to close under this Agreement shall be subject to the following conditions (all or any of which, except the conditions of Section 12.06, may be waived in whole or in part by the Purchaser to the extent permitted by law):

         12.01 Representations and Warranties True. The representations and warranties made by Seller in this Agreement shall have been true and correct when made and shall be true and correct on and as of the date of Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

         12.02 Obligations Performed. The Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or before the date of Closing.

         12.03 Certificate of Compliance. The Seller shall have executed and delivered to the Purchaser a certificate substantially in the form and substance as attached hereto as Exhibit 12.03, dated as of the date of Closing.


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

         12.04 No Adverse Litigation. No action, suit or proceeding shall have been instituted or threatened against the Seller or the Purchaser by or before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby which in the opinion of the Purchaser makes it inadvisable to proceed to Closing under this Agreement.

         12.05 Opinion of Counsel. The Purchaser shall have received an opinion of counsel for the Seller, dated the date of Closing, in substantially the same form and substance as the opinion attached hereto as Exhibit 12.05 to the effect that this Agreement and the other documents contemplated by this Agreement have been duly authorized, executed and delivered by the Seller and that without making an investigation for such purpose, nothing has come to such counsel's attention which causes such counsel to believe that any representation or warranty of Seller contained in this Agreement is inaccurate or untrue as of the date of Closing.

         12.06 Regulatory Approvals. The Purchaser and the Company shall have obtained, at their own expense, from all necessary governmental and regulatory authorities, all necessary consents to and authorizations and approvals of this Agreement and the transactions contemplated by this Agreement and the related transfers of ownership and control of all licenses, permits or other governmental authorizations necessary to carry on all aspects of the business of the Branches.

         12.07 Due Diligence Review. Purchaser shall have completed and be satisfied with the scope and results of a review of the business operations, assets, properties, liabilities, and other matters regarding Seller and the Branches, and shall have reached agreements with Seller satisfactory to Purchaser in all respects regarding any matter or matters relating to such investigation, including without limitation, agreements with respect to the Loans being purchased and the purchase price for Loans pursuant to Section 2.01.

         12.08 Title Insurance. Purchaser shall have obtained at its own cost and expense such owner's and leasehold policies of title insurance as it shall desire, free of any exception or other qualification other than standard exceptions and exclusions.

                                  ARTICLE XIII
                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

         The obligations of the Seller to close under this Agreement shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Seller to the extent permitted by law):

         13.01 Representations and Warranties True. The representations and warranties made by the Purchaser and the Company in this Agreement shall have been true and correct when made and shall be true and correct on and as of the date of Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

         13.02 Obligations Performed. The Purchaser and the Company shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by the Company on or before the date of Closing.

         13.03 Certificate of Compliance. The Purchaser shall have executed and delivered to the Seller a certificate in substantially the same form and substance as the one attached hereto as Exhibit 13.03, dated as of the date of Closing.

         13.04 No Adverse Litigation. No action, suit or proceeding shall have been instituted or threatened against the Seller, or the Purchaser or the Company by or before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby which in the opinion of Seller makes it inadvisable to proceed to Closing under this Agreement.

         13.05 Opinion of Counsel. The Seller shall have received an opinion of counsel for the Purchaser and the Company, dated the date of Closing, in substantially the form attached hereto as Exhibit 13.05 to the effect that this Agreement and the other documents contemplated by this Agreement have been duly authorized, executed and delivered by Purchaser and that without making an investigation for such purpose, nothing has come to such counsel's attention which causes him to believe that any representation or warranty of Purchaser made in this Agreement is untrue as of the date of Closing.

                                   ARTICLE XIV
                                     CLOSING

         14.01 Time and Place. The hour, date and location of Closing under this Agreement shall be at a location mutually acceptable to Purchaser and Seller as soon as practicable after the Purchaser's receipt of all regulatory and governmental approvals and the expiration of any required waiting period.

                                   ARTICLE XV
                                   TERMINATION

         15.01 Methods of Termination. This Agreement may be terminated as follows:

                  (a) at any time by the mutual written consent of the Purchaser and the Seller;

                  (b) by the Purchaser in writing at any time that it determines in good faith that the conditions set forth in Article XII of this Agreement will not be met by February 28, 2001;

                  (c) by the Seller in writing at any time that it determines in good faith that the conditions set forth in Article XIII of this Agreement will not be met by February 28, 2001;

                  (d) by the Seller in writing at any time after any of the regulatory authorities has denied any application of the Purchaser for approval of the transactions contemplated herein;

                  (e) by the Purchaser in writing on or before January 21, 2002 if as a result of its due diligence review it discovers a fact or circumstance that makes it inadvisable in Purchaser's sole discretion for Purchaser to proceed with the transaction contemplated hereby;

                  (f) by the Purchaser or the Seller if the Closing shall not have occurred on or prior to February 28, 2002, unless the failure of such occurrence is due to the failure of the party seeking termination failing to perform or observe any of its agreements and conditions set forth herein.

         15.02 Procedure Upon Termination. In the event of termination pursuant to Section 15.01 hereof, written notice thereof shall forthwith be given to the other party in accordance with Section 17.08 of this Agreement, and this Agreement shall terminate immediately unless an extension is consented to by the party having the right to terminate. If this Agreement is terminated as provided herein:

                  (a) each party will return all documents, work papers and other materials and information of the other party relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been or hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed or delivered by such party to third persons; and

                  (c) the Purchaser shall immediately pay the Seller 50% of the total out of pocket costs expended for notices to customers and joint mailings as provided in section 10.04, as approved at such time.

                                   ARTICLE XVI
                         MUTUAL COVENANTS AND AGREEMENTS

         16.01 Best Efforts; Cooperation. Subject to the terms and conditions hereof, each party hereto agrees promptly to take, or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including, without limitation, attempting to obtain all necessary consents, waivers and regulatory approvals, to consummate and make effective at the earliest practicable time, the transactions contemplated by this Agreement. The officers and employees of each party shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other in all matters contemplated by this Agreement.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.01 Modifications and Waivers. This Agreement may not be modified except by an instrument in writing duly executed by the parties. Any waiver of any term of this Agreement must be in writing.

         17.02 No Brokers or Finders. The Purchaser and the Seller each represent and warrant to each other that no broker or finder has been employed by or has acted for it in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify the other against all losses, costs, damages or expenses arising out of claims for fees or commissions of brokers or finders alleged to have been employed or engaged by such party.

         17.03 Survival of Representations and Warranties. All representations and warranties contained herein and in any written agreement or instrument delivered or executed in connection herewith are true at and as of the times provided herein, and all of which will survive the execution and delivery of this Agreement, any examination on behalf of any party hereto, and the consummation of all transactions contemplated herein. Notwithstanding the foregoing sentence, representations and warranties made with respect to title to any real estate to be conveyed hereunder, shall survive the Closing only to the extent provided in the documents of conveyance relating thereto.

         17.04 Binding Effect. All terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the rights of the Purchaser in and to this Agreement and the transactions contemplated hereby may not be assigned by the Purchaser except with the Seller's prior written consent.

         17.05 Counterparts. This Agreement is being executed simultaneously in two or more identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         17.06 Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and all transactions contemplated herein.

         17.07 Notices and Primary Contact Personnel. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier or if mailed, postage prepaid, by United States first class mail, to the other party at its address shown on Exhibit 17.07 hereto. The parties hereto, as a matter of convenience, are designating primary contact personnel on Exhibit 17.07, and each party may contact such persons in day-to-day, routine dealings with the other party leading up to and following the Closing.

         17.08 Publicity. The Purchaser and the Seller shall cooperate with each other as to the content and timing of public and customer filings, publicity, press releases and announcements concerning this Agreement, and all transactions contemplated hereby, and prior to releasing any such information each party will send such material to the other party for its review and consent, which consent may not be withheld unreasonably.


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

         17.09 Time of the Essence. The parties hereto acknowledge that time is of the essence with respect to the performance of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof.

         17.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed wholly within such state.

         17.11 Cover, Index and Headings, Etc. The cover, index and headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof. The use of the singular in this Agreement shall be deemed to be or include the plural (and vice versa), whenever appropriate.

         17.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the balance of this Agreement shall remain in full force and effect except to the extent otherwise agreed by the parties in writing.

         17.13 Entire Agreement. This Agreement and the Information Statement including any exhibits hereto or thereto, represent the entire agreement of the parties relating to the subject matter hereof. All prior negotiations and understandings between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

         17.14 Preparation of Exhibits. In order to permit Seller additional time to complete the exhibits and schedules called for by this Agreement, Purchaser has agreed to permit the delivery of the exhibits and schedules following the date hereof, but in no event later than January 4, 2002. The representations and warranties made by Seller in this Agreement shall not be deemed to be modified by any exhibit or schedule until such exhibit or schedule is accepted in writing by Purchaser in its sole discretion. In the event that the exhibits or schedules submitted by Seller shall contain any matter or reflect any circumstance that is unsatisfactory in any respect to Purchaser in its sole discretion, then Purchaser may terminate this Agreement without further obligation or liability, or may request Seller to negotiate in good faith regarding an adjustment in Purchaser's favor to the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the Company, the Purchaser, CBI and the Seller have caused this Agreement to be executed by their respective duly authorized officers and their respective corporate seals to be affixed hereto as of the day and year first above written.

                                       FIRST FARMERS AND MERCHANTS CORPORATION



                                       By /s/ John P. Tomlinson
                                         --------------------------------------
ATTEST:                                Its Senior Executive Vice President
                                          -------------------------------------


/s/ Patricia N. McClanahan
------------------------------------
Its Treasurer
   ---------------------------------

[CORPORATE SEAL]
                                       FIRST FARMERS AND MERCHANTS NATIONAL
                                       BANK OF COLUMBIA



                                       By /s/ John P. Tomlinson
                                         --------------------------------------
ATTEST:                                Its Senior Executive Vice President
                                          -------------------------------------



/s/ Patricia N. McClanahan
------------------------------------
Its Senior Vice President and Chief
    Financial Officer
   ---------------------------------

[CORPORATE SEAL]
                                       COMMUNITY BANK



                                       By /s/ Kennon R. Patterson, Jr.
                                         --------------------------------------
ATTEST:                                Its Chairman and Chief Executive Officer
                                          -------------------------------------


/s/ William H. Caughran, Jr.
------------------------------------
Its General Counsel
   ---------------------------------

[CORPORATE SEAL]
                                       COMMUNITY BANCSHARES, INC.



                                       By /s/Kennon R. Patterson, Sr.
                                         --------------------------------------
ATTEST:                                Its Chairman, President and Chief
                                           Executive Officer
                                          -------------------------------------

/s/ William H. Caughran
------------------------------------
Its Secretary
   ---------------------------------

[CORPORATE SEAL]

STATE OF TENNESSEE         )
                           )
MAURY COUNTY               )

I, Judy Hickman, a Notary Public in and for said county in said state hereby certify that John P. Tomlinson as Senior Executive Vice President and Patricia
N. McClanahan as Treasurer of First Farmers and Merchants Corporation, whose names are signed to the foregoing agreement, and who are known to me, acknowledged before me on this day that being informed of the contents of this agreement, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this 21st day of December, 2001.



                                       /s/ Judy Hickman
                                       ----------------------------------------
                                       Notary Public
                                       My Commission expires: 05/24/05

[NOTARIAL SEAL]

STATE OF TENNESSEE         )
                           )
MAURY COUNTY               )

I, Judy Hickman, a Notary Public in and for said county in said state hereby certify that John P. Tomlinson as Senior Executive Vice President and Patricia
N. McClanahan as Senior Vice President and Chief Financial Officer of First Farmers and Merchants National Bank of Columbia, whose names are signed to the foregoing agreement, and who are known to me, acknowledged before me on this day that being informed of the contents of this agreement, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this 21st day of December, 2001.



                                       /s/ Judy Hickman
                                       ----------------------------------------
                                       Notary Public
                                       My Commission expires: 05/24/05

[NOTARIAL SEAL]

STATE OF ALABAMA           )
                           )
BLOUNT COUNTY              )

I, Carol S. Murcks, a Notary Public in and for said county in said state hereby certify that Kennon R. Patterson, Sr. as Chairman and Chief Executive Officer and William H. Caughran as General Counsel of Community Bank, whose names are signed to the foregoing agreement, and who are known to me, acknowledged before me on this day that being informed of the contents of this agreement, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this 21st day of December, 2001.



                                       /s/ Carol S. Murcks
                                       ----------------------------------------
                                       Notary Public
                                       My Commission expires: November 7, 2002

[NOTARIAL SEAL]

STATE OF ALABAMA           )
                           )
BLOUNT COUNTY              )

I, Carol S. Murcks, a Notary Public in and for said county in said state hereby certify that Kennon R. Patterson, Sr. as Chairman, President and Chief Executive Officer and William H. Caughran as Secretary of Community Banncshares, Inc., whose names are signed to the foregoing agreement, and who are known to me, acknowledged before me on this day that being informed of the contents of this agreement, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this 21st day of December, 2001.



                                       /s/ Carol S. Murcks
                                       ----------------------------------------
                                       Notary Public
                                       My Commission expires: November 7, 2002

[NOTARIAL SEAL]